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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 2002

                              PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)

            Delaware                                     13-2898764
    (State of Incorporation)                (I.R.S. Employer Identification No.)

                                     0-9808
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700

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Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

     . uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

     . unexpected future capital expenditures (including the amount and nature thereof);

     .    impact of crude oil and natural gas price fluctuations;

     .    the effects of competition;

     .    the success of our risk management activities;

     . the availability (or lack thereof) of acquisition or combination opportunities;

     .    the impact of current and future laws and governmental regulations;

     . environmental liabilities that are not covered by an indemnity or insurance; and

     .    general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of Second Quarter 2002 Estimates

The following table reflects current estimates of certain results for the second quarter of 2002 for Plains Resources Inc. (the "Company"). These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.

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                        Operating and Financial Guidance

                                                                                         Quarter Ended
                                                                                         June 30, 2002
                                                                                       ----------------
 Estimated Production Volumes
 Barrels of oil equivalent-  MBOE                                                         2,460-2,500
  MBOE PER DAY                                                                             27.0-27.5
  % Oil                                                                                       94%
  % Gas                                                                                       6%

 Estimated Oil Price differentials - $/Bbl
    Estimated Differentials to NYMEX Prices - pre hedge                                   $5.00-$5.50

    Estimated Hedging gain (loss) based on: ($ in thousands)
      $17.00 NYMEX                                                                         $12,900
      $18.00 NYMEX                                                                         $11,000
      $19.00 NYMEX                                                                          $9,100
      $20.00 NYMEX                                                                          $7,200
      $25.00 NYMEX                                                                         ($1,500)
      $26.00 NYMEX                                                                         ($3,200)
      $30.00 NYMEX                                                                        ($10,100)

 Crude Oil Hedge Positions - barrels per day
      Puts - Floor $20.00                                                                   2,000
      Swaps - Average price $24.14 per barrel                                               19,000
      Calls - Average price $35.17 per barrel                                               9,000

 Operating Costs per BOE
 Production expenses                                                                      $7.90-$8.10
 General and administrative                                                               $1.30-$1.40
 DD&A - oil and gas                                                                         $3.10

 Other Income (expense) ($ in thousands)
 Equity in earnings of Plains All American Pipeline, L.P. ("PAA")                        $4,500-$5,000
 DD&A - other                                                                                $500
 Interest expense                                                                           Note 7

 Book Tax Rate
 Current                                                                                      4%
 Deferred                                                                                    37%

 Weighted Average Equivalent shares outstanding (in thousands)
 Basic                                                                                      23,700
 Diluted                                                                                    25,300

 Capital Expenditures ($ in thousands)                                                  $23,000-$27,000

 Distributions from Plains All American Pipeline, L.P. ($ in thousands)                     $7,200

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Notes:

1. Estimated Production Volumes. Production estimates are based on historical operating performance and trends and the Company's 2002 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

     SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from crude oil production be recognized as the volumes are sold versus when produced. The location of our Florida properties and the timing of the barges that transport the crude oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. Reported sales volumes will differ from the production estimates provided. The Florida crude oil is typically sold in shipments of approximately 100,000 barrels and typically occurs every 40-50 days.

2. Estimated Oil Price Differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 60% of its production for the second quarter of 2002. Estimated average differentials by area for the second quarter of 2002 are: Onshore California - $4.50 per barrel, Offshore California - $7.00 per barrel, Florida - $9.00 per barrel, and Illinois - $1.70 per barrel. The estimates are based on current market conditions and include the effects of the fixed price differential arrangements.

3. Crude Oil Hedge Positions. The Company has hedged approximately 82% of its estimated second quarter 2002 crude oil production. The estimated hedging gain (loss) is calculated based on the NYMEX prices presented and the Company's current crude oil hedge positions. The hedging gain (loss) presented does not include approximately $365,000 of option premiums that will be amortized as a charge to oil revenues in the second quarter of 2002.

4. Production expenses. The Company estimates that production expenses (including production and ad valorem taxes) will average $7.90-$8.10 per BOE during the second quarter of 2002, an increase of approximately $0.65-$0.85 per BOE over the 2001 annual average and approximately $0.10-$0.30 over the first quarter 2002 level. The increase from the 2001 level is primarily related to electric costs. The Company's insurance program is up for renewal on June 1, 2002. The insurance market in general and the energy insurance market in particular is one of the most difficult markets in several years. Any impact of increased insurance costs to the second quarter should be minimal and within our guidance range. The full impact of any increase will be reflected in the third and fourth quarter and could range from $0.03-$0.07 per BOE. The exact amount of the increase won't be determined until later in May 2002. The Company obtains electricity for certain of its operations in California through a direct access contract with an electric service provider. The Company's production expenses will increase from the estimates provided if the California Public Utility Commission ("CPUC") assesses exit fees related to the direct access contract.

5. General and administrative. Unit G&A costs are expected to average $1.30-$1.40 per BOE in the second quarter of 2002, approximately $0.05- $0.15 per BOE higher than the 2001 average for the year. The increase is primarily attributable to increased personnel expenses. For purposes of calculating upstream unit G&A, we exclude noncash compensation expense related to stock options and

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     nonrecurring items from the calculation. For the second quarter of 2002 these items are estimated at approximately $600,000.

6. Other Income (expense). The Company's equity in earnings from Plains All-American Pipeline L.P. ("PAA") is based on guidance provided by PAA in its Form 8-K filed on May 7, 2002, and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof the Company has an aggregate ownership interest of approximately 29%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 24%, or approximately 7.9 million of the common units (including the Class B common units). PAA's 8-K provides guidance of $14.8 million to $16.5 million for its second quarter net income.

7. Interest expense. The Company's interest expense will consist of interest on:


     a. $267.5 million of 10.25% senior subordinated notes ($275 million outstanding, net of $7.5 million held by the Company).

     b. Amounts outstanding on the Company's $225 million revolving credit facility ("Credit Facility"). The Company had $31 million outstanding on the Credit Facility on March 31, 2002. The Credit Facility bears interest, at our option, of either LIBOR plus 1-3/8% or prime. The Company incurs a non-use fee of 3/8ths of 1% per annum on the Credit Facility. The Company has a three-year interest rate swap agreement which fixes the interest rate on $7.5 million of borrowings at 5.29% including the LIBOR margin.

     c. The Company estimates it will capitalize approximately $800,000 of interest during the second quarter of 2002.

8. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 6%. The foreign tax is attributable to the Canadian operations of PAA. The Company's deferred and current tax rates are based on current estimates of taxable income and utilization of net operating loss carryforwards.

9. Weighted average equivalent shares outstanding. Estimated basic shares outstanding are based on shares outstanding on March 31, 2002, net of treasury shares. Estimated diluted shares are based on basic shares outstanding, plus shares issuable upon conversion of preferred stock and outstanding options and warrants utilizing the treasury stock method for the options and warrants.

10. Distributions from Plains All American Pipeline, L.P. The estimated cash distribution is based on PAA's $0.525 per unit quarterly distribution ($2.10 on an annual basis) that was declared in April 2002. The amount presented reflects estimated cash to be received from PAA and has not been adjusted for cash taxes.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PLAINS RESOURCES INC.


Date:   May 8, 2002                 /s/ Cynthia A. Feeback
                                    -----------------------------------
                                    Cynthia A. Feeback
                                    Senior Vice President- Accounting
                                    and Treasurer

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